UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2018

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On March 20, 2018, TransDigm Group Incorporated ("the Company") conducted its Annual Meeting of Stockholders. At the meeting, Messrs. David Barr, William Dries, Mervin Dunn, Michael Graff, Sean Hennessy, W. Nicholas Howley, Raymond Laubenthal, Gary E. McCullough, Douglas Peacock, Robert Small and John Staer were re-elected as directors of the Company. In addition, the stockholders, in an advisory vote, approved the compensation paid by the Company to its named executive officers; and ratified the Company’s selection of Ernst & Young LLP as its independent accountants for the fiscal year ending September 30, 2018. The details of the vote are set forth below:
Proposal 1 – Election of Directors:

	FOR	WITHHELD
David Barr	43,418,707	4,320,017
William Dries	43,068,456	4,670,268
Mervin Dunn	41,003,824	6,734,900
Michael Graff	43,062,982	4,675,742
Sean P. Hennessy	44,988,033	2,750,691
W. Nicholas Howley	46,858,207	880,517
Raymond F. Laubenthal	47,266,523	472,201
Gary E. McCullough	45,558,429	2,180,295
Douglas W. Peacock	47,228,763	509,961
Robert J. Small	43,260,259	4,478,465
John Staer	43,099,555	4,639,169
Proposal 2 – To conduct an advisory vote on compensation paid to the Company’s named executive officers:

FOR	30,731,976
AGAINST	16,937,655
ABSTAIN	69,093
BROKER NON-VOTES	1,349,168
Proposal 3 – To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending September 30, 2018:

FOR	48,810,761
AGAINST	215,406
ABSTAIN	61,725
No other matters were brought before stockholders for a vote at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ James Skulina
James Skulina
Executive Vice President and Interim Chief Financial Officer
Dated:  March 20, 2018